Exhibit 99.2

First Quarter 2003 Financial Results May 2, 2003

Safe Harbor Statement The information contained in this document is as of the date of this press release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this document as a result of new information or future events or developments. Words such as "anticipate," "believe," "expect," "projected" and "goals" signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This press release contains forward-looking statements about DTE Energy's financial results and estimates of future prospects, and actual results may differ materially. Factors that may impact forward- looking statements include, but are not limited to, timing and extent of changes in interest rates; access to the capital markets and capital market conditions and other financing efforts which can be affected by credit agency ratings required; ability to utilize Section 29 tax credits or sell interest in facilities producing such credits; the level of borrowings; the effects of weather and other natural phenomena on operations and actual sales; economic climate and growth in the geographic areas in which DTE Energy does business; unplanned outages; the cost of protecting assets against or damage due to terrorism; nuclear regulations and risks associated with nuclear operations; changes in the cost of fuel, purchased power and natural gas; the effects of competition; the implementation of electric and gas customer choice programs; the implementation of electric and gas utility restructuring in Michigan; environmental issues, including changes in the climate, and regulations, and the contributions to earnings by non- regulated businesses. This press release should also be read in conjunction with the forward- looking statements in DTE Energy's, MichCon's and Detroit Edison's 2002 Form 10-K Item 1, and in conjunction with other SEC reports filed by DTE Energy, MichCon and Detroit Edison

Participants Dave Meador Senior Vice President & Chief Financial Officer Dan Brudzynski Vice President & Controller Nick Khouri Vice President & Treasurer Peter Pintar Director of Investor Relations

Conference Call Objectives Explain first quarter results Be transparent by clearly explaining non-recurring transactions and FASB accounting changes Provide visibility on projected 2003 earnings outlook Regulated vs. non-regulated earnings Challenges and opportunities All other items will be covered by Tony Earley at the AGA Conference on Monday

Financial Highlights Normalized operating results adjusted for non-recurring transactions and accounting changes, were reasonable, when compared to the prior year period These one-time transactions and FASB accounting changes affected reported (GAAP basis) Q1 results Strong non-regulated performance partially offset weakness at Detroit Edison and continued cost pressure at MichCon Strong year-over-year Q1 cash flows 2003 remains on track, but will be a challenging year, with many earnings drivers yet to play out

Several One-Time Transactions and Accounting Changes Affected Q1 Reported Earnings

DTE Energy

Non-Recurring	
Thermal Divestiture	Divested unprofitable steam heating business
DTE Foundation Contribution	Used portion of proceeds from ITC divestiture to pre-fund the DTE Energy Foundation
Reserve for Potential GCR Disallowance	MPSC determined 2001 MichCon storage decrement was imprudent. Appeal in process
Discontinued Operations	
Gain on Sale of ITC	Divested transmission business
Tax Accounting - Timing	
Tax Credit Driven Normalization	Quarterly adjustment to normalize effective tax rate. Annual results not impacted
Accounting	
EITF 98-10 – Accounting for contracts involved in energy trading and risk management and gas inventory accounting FAS 143 – Accounting for Asset Retirement Obligations	Changes in accounting principle

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Q1 2003 Reported vs. Operating Earnings Results

DTE Energy

		Income Statement Line Item
Q1 2003 Reported Earnings - GAAP Basis	**$0.92**	
Non-Recurring Items		
Thermal divestiture (sale was NPV positive)	(0.08)	O&M
DTE Foundation contribution	(0.06)	O&M
Reserve for potential GCR disallowance	(0.10)	MichCon Margins
Energy Trading Activities (EITF 98-10 impact of change in gas inventory accounting)	0.09	Trading Margins
Discontinued Operations		
ITC Gain on sale	0.41	Discontinued Ops
ITC Income from operations	0.03	Discontinued Ops
Tax Credit Driven Normalization	(0.27)	Tax Expense
Cumulative Effect of Accounting Changes		
FAS 143 - Asset Retirement Obligations	(0.07)	Cum. Effect Adjust
Energy Trading Activities (EITF 98-10 Cum. Effect Adjustment)	(0.09)	Cum. Effect Adjust
Q1 2003 Operating Earnings	**$1.06**	

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Q1 2003 Operating Earnings per Diluted Share 168 million average shares outstanding (fully diluted) Favorable winter heating season for gas and electric sales Higher pension and health care costs within regulated utilities Higher operating expenses due to customer service improvements and timing of fossil plant outages Lower gross margins due to higher wholesale power prices Higher synfuel production and credits retained Increased operating margins at Energy Trading Non-Regulated* Holding Company Regulated Electric $0.21 Regulated Gas $0.45 $0.47 $1.06 Q1 2003 Operating Earnings Legal Entity View * Includes Energy Technology Investments ($0.07)

Regulated Non Regulated Power Generation Energy Services Coal Services Biomass Energy Energy Trading & Marketing Energy Resources Power Distribution DTE Energy Technologies Energy Distribution Gas Distribution Non Reg Energy Gas Energy Gas Holding Company Energy Tech Investments Corporate & Other Earnings per Share $0.62 $0.50 $0.03 ($0.09) $0.15 $0.30 $0.45 $0.06 $0.02 $0.01 $0.17 ($0.03) $0.05 ($0.02) ($0.07) $1.06 First Quarter 2003 Operating Performance Business Unit View Overheads & Other ($0.03)

Q1 2003 vs. Q1 2002 Variance Analysis of Operating Results Q1 2002 Reported Earnings per Share $1.24 Adjust for Q1 2002 Quarterly Effective Tax Rate Adjustment (0.07) Adjust for discontinued operations - ITC earnings in Q1 2002 (0.05) Q1 2002 Operating Earnings per Share $1.12 Regulated Electric Gross Margin - wholesale prices (0.12) Positive weather impact offset by higher purchase power costs and margin lost to customer choice O&M Expense - benefits, outage costs (0.26) Higher benefits expenses, customer service improvements and timing-related scheduling of power plant maintenance work. Depreciation - regulatory asset deferrals 0.05 Other (0.01) Total Regulated Electric (0.34) Regulated Gas Gross Margin - weather related heating sales 0.09 O&M - higher benefit expenses (0.05) Other - depreciation, interest and taxes 0.08 Total Regulated Gas 0.12 Non Regulated Energy Services - primarily increase in synfuel production 0.11 Trading - increase in trading margins 0.05 Total Non-Regulated 0.16 Q1 2003 Operating Earnings per Share $1.06

Cash Flows Q1 2003 Q1 2002 Cash from Operations $127 $8 Capital Expenditures (218) (230) Dividends (86) (84) Asset Sales 631 7 Free Cash Flow $454 ($299) ($ millions) Cash Flow Strong first quarter cash performance Capital expenditures down Successful closing of the ITC sale For the full year, cash from operations depends on the timing of synfuel monetizations and working capital improvements

2003 Earnings Outlook We are maintaining 2003 guidance on a comparable basis and reflecting ITC's status as a discontinued operation The mix of operating earnings in 2003 will likely change 2003 remains a challenging year, with many earnings drivers yet to play out

Adjusted 2003 Earnings Guidance to Reflect Discontinued Operations $3.90 - $4.10 ($0.03) ($0.24) $0.05 $0.07 $3.75 - $3.95 2003 Guidance from Feb 12th 2 months ITC Net Income 10 months 2003 ITC Net Income Interest Savings Pension Expense Reduction Updated 2003 Guidance

2003 Operating Earnings Guidance vs. Reported Earnings Operating Earnings Guidance Impact of ITC Sale DTE Foundation Contribution $3.75- $3.95 $0.44 ($0.06) GCR Reserve Thermal Divestiture FAS 143 GAAP Reported Earnings Other Non- Strategic Asset Sales ($0.10) ($0.08) $0.07 ($0.07) $3.95- $4.15

Operating Earnings Guidance - Updated Mix Net Income ($ millions) Based on Q1 results and our updated projections, 2003 guidance is re-mixed for: Increased non-regulated earnings Capture higher contribution from synfuel and energy trading businesses Increased regulated gas earnings Weather upside as a result of first quarter 2003 heating season Decreased regulated electric earnings Reflects shortfalls in gross margins in Q1 and continued cost pressures $630-665 Non- Regulated Regulated Gas Regulated Electric $215-225 $70-75 $365-375* $630-665 * Revised to reflect impact of discontinued operations $3.75-$3.95 Corporate Earning per Share ($10-20)* $250-260 $75-80 $320-330 ($5-15) Previous Business Mix Updated Business Mix** ** Reconciliation to GAAP/Reported number included in appendix

Key Assumptions and Sensitivities for 2003 Assumption Update Currently in line with expectations Continued economic growth in our service territory (GDP of 3%) Continued movement to electric choice (10-13% of total load) Regulatory recovery of electric choice impact Normal weather Continued synfuel monetization Fermi 2 refueling outage Modest commodity exposure 9% currently moved to choice Booked $6M regulatory asset in Q1 Q1 slightly better than normal, significant Q2 storms Positive negotiations in progress Fermi 2 outage underway, slightly above budget 100% of expected peak summer electricity needs covered 86% of expected coal needs covered

Many Earnings Drivers Have Yet To Play Out Summer cooling season and plant performance Additional storms, after April catastrophic ice/snow storm Cost pressures and offsetting cost reduction efforts Pace and timing of economic recovery

Financial Objectives Maintain solid investment grade rating Stable outlook with BBB+ rating Targeted year end leverage of 51-53%, ended Q1 at 51% Generate strong cash flows from the core business Solid Q1 cash from operations Reduced Q1 capital expenditures Conservative and sound financial policies Contributed $222M to pension fund Reaffirmed dividend of $2.06 Transparent and simple balance sheet Disciplined approach to investments and risk management Disciplined approach to asset acquisitions Average Energy Trading counter-party rating of A-/BBB+

Summary First quarter included successful divestiture of ITC and Thermal operations in addition to accounting changes. Reported earnings must be adjusted to assess operating earnings The quarter compared reasonably to 2002 results on a comparable basis 2003 was always going to be a challenging year. Electric margins, cost pressures and early 2Q events including the catastrophic storm are making it more challenging Our balance sheet is stronger, helped by higher cash from operations and the sale of ITC We will provide an update at our mid-year analyst meeting in New York

Appendix

Non-regulated Businesses Operating Earnings Guidance FAS 143 asset retirement obligations Reported Earnings Guidance 250 - 260 (3) 247 - 257 Regulated Gas Operating Earnings Guidance Reserve for disallowance of gas costs FAS 143 asset retirement obligations Reported Earnings Guidance 75 - 80 (17) (1) 57- 62 Regulated Electric Operating Earnings Guidance Loss on Thermal divestiture FAS 143 asset retirement obligations Other non-strategic asset sales Discontinued operations - ITC Income from operations Gain on sale Reported Earnings Guidance 320 - 330 (14) (6) 13 5 69 387 - 397 Corporate Operating Earnings Guidance FAS 143 asset retirement obligations DTE Foundation Contribution Reported Earnings Guidance (5) - (15) (1) (10) (16) - (26) Reconciliation of Legal Entity Operating Earnings Guidance to Reported Guidance Net Income ($ millions)